UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) May 18, 2007

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 2.04          Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 18, 2007, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), notified the trustee for its existing 8.0% Senior Subordinated Notes due 2012 (the “2012 Notes”) that it will redeem $45.0 million aggregate principal amount of the 2012 Notes on June 18, 2007.  The redemption is in addition to STG’s previously announced redemption of $300.0 million aggregate principal amount of the 2012 Notes, which will occur on June 11, 2007.  This additional redemption will be effected in accordance with the terms of the indenture governing the 2012 Notes at a redemption price of 104.0% of the principal amount of the 2012 Notes plus accrued and unpaid interest.  The redemption of the 2012 Notes, the associated call premium and payment of accrued interest will be funded from the proceeds from the exercise of the underwriters’ over-allotment option on the Company’s  3.00% Senior Convertible Notes due 2027.  Following the redemption of the additional $45.0 million aggregate principal amount of the 2012 Notes, approximately $273.3 million aggregate principal amount of 2012 Notes will remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President/Chief Accounting Officer

Dated: May 21, 2007